UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_______________________________________________________

Date of Report (Date of earliest event reported):  May 5, 2010

KIT DIGITAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34437	11-3447894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 Hudson Street, Suite 802	10013
New York, New York	(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:  +1 (212) 661-4111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR240.13e-4(c))

CURRENT REPORT ON FORM 8-K

KIT digital, Inc.

May 5, 2010

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2010, Christopher Williams was elected to our board of directors.

Mr. Williams, age 51, has 30 years of experience founding and managing technology companies.   He is currently the Chief Technology Officer of both Infinetics Technologies, Inc., a developer of a new generation of high performance network routers and services for the cloud computing and mobile network markets, which he co-founded in September 2009, and Free Flow Power Corporation, the largest developer of river hydrokinetic electric power projects in North America, which he co-founded in July 2007.  Since November 2003, Mr. Williams has also been the managing director of Newforth Partners LLC, a provider of strategic consulting, M&A and private placement services to small and mid-sized high technology companies.  Since July 2008, he has been a member of the board of directors of Asparity Decision Solutions, a provider of decision support and data solutions in healthcare and employee benefits.  Mr. Williams previously served as the Chief Technology Officer to Reverbix, Inc., a supplier of voice community and messaging platforms, from May 2005 to July 2007.  Mr. Williams received a B.S. degree in Electrical Engineering and Computer Science from the Massachusetts Institute of Technology.

During the last two years, there have been no transactions or proposed transactions by us in which Mr. Williams has had or is to have a direct or indirect material interest, and there are no family relationships between Mr. Williams and any of our executive officers or other directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIT DIGITAL, INC.

Date: May 6, 2010	By:	/s/ Kaleil Isaza Tuzman
Kaleil Isaza Tuzman
Chairman and Chief Executive Officer